                                                                   Exhibit 10.45

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


         This Agreement for Purchase and Sale of Stock ("Agreement") is made and entered into this 4th day of November, 1996, by and between William F. McCreary, Sr., Trustee of The McCreary Family Trust, Christopher M. McCreary, William F. McCreary, Jr., Dean P. McCreary, Mark R. Johnson, and Alan H. Martin (individually referred to herein as a "Stockholder" and collectively referred to herein as the "Stockholders") and Fidelity National Financial, Inc., a Delaware corporation (referred to herein as "Buyer").

         WHEREAS, the Stockholders are the owners of all of the issued and outstanding shares of common stock and preferred stock of CRM Inc., a California corporation (the "Company"); and each Stockholder is willing to transfer all of such Stockholder's shares of preferred stock of the Company (the "Shares") to Buyer upon the terms and conditions set forth herein;

         WHEREAS, Buyer is willing, subject to the terms and conditions set forth herein, to acquire all of the Shares;

         WHEREAS, the parties are entering into this Agreement, in part, with the intention to consolidate the tax service business of the Company and Fidelity National Tax Service, a California corporation which is an affiliate of Buyer;

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants, agreements, representations and warranties hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Stock Sale by the Stockholders. Subject to the terms and conditions set forth in this Agreement, the Stockholders will transfer to Buyer all of the Shares, the exact number of Shares to be transferred by each of the Stockholders to be as follows:

              Stockholder                      No. of Shares
              -----------                     --------------
         McCreary Family Trust             44,000

         Christopher M. McCreary           25,000
         William F. McCreary, Jr.          25,000
         Dean P. McCreary                  25,000
         Alan H. Martin                    25,000
         Mark R. Johnson                   16,000
                                           ------
                 TOTAL                     160,000

         2. Purchase Price. In consideration for the sale and transfer of the Shares by the Stockholders, Buyer shall pay to the Stockholders, Twenty Two Dollars ($22) per Share, or an aggregate consideration of Three Million Five Hundred Twenty Thousand ($3,520,000) for all of the Shares, as follows: (a) Buyer shall pay to the Stockholders, pro rata, an aggregate of One Million Dollars ($1,000,000) of cash consideration, and (b) Buyer shall issue and deliver to the Stockholders, pro rata, share certificates of Buyer valued at an aggregate of Two Million Five Hundred Twenty Thousand Dollars ($2,520,000) evidencing the Stockholders' ownership of Buyer's common stock (the shares of Buyer's common stock transferred to the Stockholders are referred to herein as the "Buyer Stock"). The exact number of shares of the Buyer Stock to be issued and delivered to the Stockholders shall be determined based on the average closing price of Buyer Stock on the New York Stock Exchange for the five (5) to fifteen (15) days prior to the Closing Date (as defined in Section 3 hereof), and said number of shares of Buyer's Stock shall be inserted in the space provided below on the Closing Date and initialed by the Buyer and the appropriate Stockholder. In lieu of issuing fractional shares of Buyer Stock to the Stockholders, Buyer shall pay cash equal to such fraction multiplied by the value of one share of Buyer Stock, as determined hereinabove.

                                                                                   Value of
                                  Cash                      Shares of             Fractional
Shareholder                       Consideration             Buyer Stock             Shares
-----------                       -------------             -----------           ----------
McCreary Family Trust             $275,000                  43,448                   $4.47
Christopher M. McCreary           $156,250                  24,686                   $8.29
William F. McCreary, Jr.          $156,250                  24,686                   $8.29
Dean P. McCreary                  $156,250                  24,686                   $8.29
Alan Martin                       $156,250                  24,686                   $8.29
Mark R. Johnson                   $100,000                  15,799                   $5.90
                                  --------                  ------                   -----
         TOTAL                    $1,000,000                157,991                  $43.54

         3. Closing. The closing of the sale of the Shares, the payment of the cash consideration to the Stockholders, and the issuance and delivery of the Buyer Stock to the Stockholders ("Closing") will take place at 10:00 a.m. on November 4, 1996, at the offices of Citron & Deutsch, 10866 Wilshire Boulevard, Suite 970, Los Angeles, California, or at such date, time and place as the parties all agree in writing ("Closing Date"). At the Closing, (a) the Stockholders shall deliver to Buyer stock certificates evidencing the Shares duly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in favor of Buyer, (b) Buyer shall deliver the cash consideration to the Stockholders payable by cashiers check to the Stockholders in the amounts set forth in Section 2 hereof, (c) Buyer shall deliver stock certificates to the Stockholders evidencing the shares of Buyer Stock to be issued to the Stockholders under this Agreement, in the amounts set forth in
Section 2 hereof, duly registered in the name of the respective Stockholders, and (d) Buyer shall deliver to the Stockholders a cashiers check for the value of the fractional shares of Buyer Stock, if applicable, as provided in Section 2 hereof. Buyer and the Stockholders hereby covenant and agree to use their best efforts to negotiate, execute and deliver those agreements identified in Subsections (e), (f), (g), and (h) of Section 7 of this Agreement prior to or on the Closing Date.

         4. Representations and Warranties of the Stockholders. The Stockholders jointly and severally represent and warrant, as of the date hereof and as of the Closing Date, as follows:

                 (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to transact intrastate business and is in good standing in all jurisdictions in which the nature of its business or its properties makes such qualification necessary. The Company has one wholly-owned subsidiary, namely, Environmental Research, Inc. Environmental Research, Inc. is not actively conducting business, and does not have any assets, liabilities or obligations which would have a material effect on the transaction contemplated by this Agreement or the business or operations of the Company.

                 (b) Capital Structure. Upon amendment of the Company's articles of incorporation, the authorized number of shares of the Company will be 300,000 shares of Common Stock, and 160,000 shares of Series A Preferred Stock, of which 40,000 shares of Common Stock will be issued and outstanding and 160,000 shares of Series A Preferred Stock will be issued and outstanding. All of the issued and outstanding shares of Common Stock and Series A Preferred Stock will be owned of record and beneficially by the Stockholders, free and clear of any pledges, liens, encumbrances or charges. All of the Shares are validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares or requiring any of the Stockholders to sell or transfer any Shares or giving any person the right or option to purchase any of the Shares.

                 (c) Authority and Consent. The Company has full corporate power and authority and each of the Stockholders have the power and authority to execute and deliver this Agreement and any other agreements and instruments contemplated hereby. Upon execution by the Stockholders, this Agreement will be valid and binding upon the Stockholders in accordance with its terms.

                 (d) Title to Assets. The Company has good and marketable title to all of its assets free and clear of any mortgage, pledge, lien, encumbrance or charge except as set forth on Schedule "4 (d)" to this Agreement. All assets are in good operating condition and repair and are suitable for the purposes for which they are presently used or proposed to be used.

                 (e) Financial Statements. Schedule "4 (e)" to this Agreement sets forth the balance sheet of the Company as of September 30, 1996 and the related statement of income and retained earnings for the fiscal year then ended (collectively, the "Financial Statements"). The Financial Statements have been compiled in accordance with generally accepted accounting principles, except with respect to those certain departures from generally accepted accounting principles as are described in that certain letter dated October 10, 1996 from Brian W. Polchow, the Company's accountant who prepared the Financial Statements, to the Board of Directors of the Company. The Financial Statements are true and correct and fairly present in all material respects the financial condition of the Company as of the dates and for the periods reflected therein. No more recent Financial Statements have been prepared. There are no other liabilities or obligations of the Company not reflected on the Financial Statements which, either individually or in the aggregate, would be material.

                 (f) Adverse Changes. Since the date of the Financial Statements, there has not been (i) any adverse change in the Company's financial condition, business or prospects, nor have the Stockholders any reason to believe there will be; (ii) any transaction by the Company except in the ordinary course of business; (iii) any sale or transfer of any asset of the Company except in the ordinary course of business;
(iv) any loan by the Company to any person or entity, or any guarantee by the Company of any loan; provided, however, since the date of the Financial Statements, the Company has paid the loan of $60,057.65 to William McCreary, Sr. reflected on the Company's balance sheet as a Long-Term Debt; and provided further, that since the date of the Financial Statements, the Company has reduced to zero the value of the Company's investment in 400,000 shares of common stock of CDS, Inc. reflected on the Company's balance sheet as an Investment of $75,459.

                 (g) Taxes. The Company has timely filed all federal, state and local tax returns for income taxes, franchise taxes, sales taxes, withholding and payroll taxes, property taxes, and all other taxes of every kind whatsoever required by law to have been filed, and all such tax returns are complete and accurate. The Company has paid or caused to be paid all taxes which have become due and there is no further liability for any such taxes, and no interest or penalties accrued or accruing with respect thereto. The Company is not the subject of any audit by any federal, state, or local taxing authority, nor do any facts exist, to the best knowledge of the Stockholders, that would establish the basis for an audit. The Company is not the beneficiary of any extension of time for the filing of any tax return or with respect to any statute of limitations.

                 (h) Real Property. The Company does not own any real property. The Company leases its offices at 468 N. Rosemead Blvd., Pasadena, CA 91107. There does not exist any default or event of default that with notice or lapse of time, or both, would constitute a default under the Company's lease of its offices.

                 (i) Accounts Receivable. Schedule "4 (i)" to this Agreement is a full and complete list of the accounts receivable of the Company, showing the ageing of all such accounts receivable. Said accounts receivable are valid and genuine and arose from bona fide sales and deliveries of goods, performance of services or other transactions in the ordinary course of the Company's business, and are fully collectable, without any rights or claims to offset, except for doubtful accounts as set forth on Schedule "4(i)" to this Agreement, and other rights or claims of offset which are not, individually or in the aggregate, material.

                 (j) Accounts Payable. Schedule "4 (j)" to this Agreement is a full and complete list of the accounts payable of the Company as of the date set forth thereon. There are no other accounts payable not reflected on Schedule "4 (j)" hereof which, either individually or in the aggregate, would be material, excluding accounts payable incurred in the ordinary course of business or consistent with past practices.

                 (k) Trade Names, Trademarks, Copyrights and Patents. Schedule "4 (k)" to this Agreement is a full and complete list of the Company's trade names, trademarks, service marks, logos, copyrights and patents. The Company is a sole owner of each such trade name, trademark, service mark, logo, copyright and patent, and has not licensed or otherwise granted any other party the right to use or exploit any such trade name, trademark, service mark, logo, copyright or patent, including, but not limited to, computer software used by the Company. The Company has not received any notice from any party that the Company is infringing upon any trade names, trademarks, service marks, logos, copyrights and patents. No third party has, to the best knowledge of the Stockholders, interfered with, infringed upon or misappropriated any intellectual property rights of the Company, and, to the best knowledge of the Stockholders, neither the Company nor the Stockholders have taken any action which infringes upon or misappropriates any intellectual property rights of third parties. The Stockholders have no interest in, or claim to any trade name, trademark, service mark, logo, copyright or patent used in the business or operations of the Company.

                 (l) Labor Matters. The Company has not entered into any agreement with any labor union. To the best knowledge of the Stockholders, the Company has not committed or been charged with any unresolved unfair labor practices, has no currently pending labor negotiation or demands for representation, has no unresolved grievances presently pending pursuant to any collective bargaining agreement, and the Stockholders are not aware of any organizing activities among the employees of the Company or any other facts which may lead to a work stoppage, slow down or strike by the employees of the Company.

                 (m) Compliance with Laws. The Company is in compliance with all material applicable laws, rules, regulations and ordinances which are or have been applicable to the business of the Company and which any such noncompliance would have a material adverse effect on the Company. The Company has all material licenses, certificates, and permits that are necessary for the conduct of the Company's business as currently conducted and such licenses, certificates and permits are in full force and effect.

                 (n) Employees. Schedule "4 (n)" to this Agreement contains a full and complete list of the names of all employees of the Company, stating the rates of compensation payable to each. No other person, except accountants, auditors, computer programmers, and attorneys, regularly performs compensable services for the Company.

                 (o) Litigation. There is no litigation, proceeding, judgment, order, writ or decree pending or, to the best knowledge of the Stockholders, threatened against the Company, and there are no facts or circumstances known to the Stockholders which would give any of them reason to suspect any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

                 (p) Insurance Policies. Schedule "4 (p)" to this Agreement is a summary of each insurance policy held by the Company, including without limitation, fire and casualty insurance, property damage and public liability insurance, product liability insurance, workers compensation insurance, life insurance and hospitalization insurance. The Company has maintained and now maintains, with no gap in coverage, (i) insurance on all of its assets of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure. To the best knowledge of the Stockholders, each policy is legal, valid, binding and enforceable following consummation of the transactions contemplated by this Agreement. The Company is not in default, and no event has occurred which with notice or the lapse of time, would constitute a breach or default under any such policy.

                 (q) Other Contracts. Schedule "4 (q)" to this Agreement is a full and complete list of all material contracts and agreements binding upon and enforceable by the Company, except as such enforceability may be limited by existing and future bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by equitable principles of enforcement. There is no default or event that with notice or lapse of time, or both, would constitute default by any party to any of the agreements set forth on Schedule "4 (q)" to this Agreement. The Company has not received notice that any party to any of the agreements set forth in Schedule "4 (q)" to this Agreement intends to cancel or terminate any agreement or to exercise or not exercise any option under any of these agreements. Each such contract shall continue to be binding upon and enforceable by the Company, except as set forth herein, following consummation of the transaction contemplated by this Agreement.

                 (r)      Agreement Will Not Cause Breach or Violation.
Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a material default or any event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of the Company or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which the Company is a party or by which the Company is bound; (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other material obligation of the Company; (iii) the creation or imposition of any material lien, charge or encumbrance on any of the assets of the Company; or (iv) the violation of any law, regulation, ordinance, judgment, order, or decree applicable to or affecting the Company, which violation would have a material effect on the Company.

                 (s) Material Disclosures. There is no fact known to the Stockholders which adversely affects, or in the future may adversely affect the condition, assets, liabilities, business, operations or process of the Company that has not been previously communicated to Buyer.

                 (t) Investment Intent. Each Stockholder understands that Buyer, in issuing the Buyer Stock to Stockholders pursuant to this Agreement, is relying upon the exemption contained in Section 4 (2) of the Securities Act of 1933, as amended (the "Act"). Each Stockholder acknowledges and represents that the Buyer Stock has not been registered under the Act and will be acquired by each Stockholder with the intent and purpose of retaining the same for personal investment and not for the purpose of or with the view to distributing said shares or any of them by sale or otherwise. Each Stockholder further acknowledges that he understands that future sale or transfer of the Buyer Stock will be restricted as a result of their unregistered status, and that the Buyer Stock must be held indefinitely unless subsequently registered under the Act or an exemption from registration under the Act is available. Each Stockholder further acknowledges that Buyer is under no obligation to register the Buyer Stock under the Act, except as set forth in Section 10 of this Agreement.

                 (u) Environmental Matters. The Company has not received any written or oral notice, report or other information regarding any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company or the facilities of the Company arising under Environmental and Safety Requirements, and the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance, including without limitation, any Hazardous Material, or owned or operated any facility or property, so as to give rise to material liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) of the Company for response costs, natural resource damages or attorney fees pursuant to Environmental and Safety Requirements. "Hazardous Material" shall mean anything that is a "hazardous substance" pursuant to CERCLA, any substance that is a "solid waste" or "hazardous waste" pursuant to RCRA, any pesticide, pollutant, containment, toxic chemical, petroleum product or byproduct, asbestos, polychlorinated biphenyl, noise or radiation. "Release" shall have the meaning set forth in CERCLA. "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statues, regulations, ordinances, and other provisions having the force of law, all judicial and administrative orders and denominations, all contractual obligations and all common law concerning worker health and safety or the pollution or protection of the environment, including without limitation, CERCLA, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, and the Occupational Safety and Health Act, each as may be amended from time to time. "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as may be amended from time to time.

         5. Representations and Warranties of Buyer. Buyer represents and warrants, as of the date hereof and as of the Closing Date, as follows:

                 (a) Organization, Good Standing and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to transact intrastate business and is in good standing in all jurisdictions in which the nature of its business or its properties makes such qualification necessary. Fidelity National Title Insurance Company, an Arizona corporation, is a wholly owned subsidiary of Buyer; and Fidelity National Tax Service, a California corporation ("FNTS") is a wholly owned subsidiary of Fidelity National Title Insurance Company.

                 (b) Authority and Consent. Upon execution by Buyer, this Agreement shall be valid and binding upon Buyer in accordance with its terms. Buyer has the corporate power to execute, deliver and carry out the terms of this Agreement and has taken all necessary corporate and legal action with respect thereto, including obtaining any consent of the Board of Directors and its shareholders required by law or its Certificate of Incorporation or Bylaws.

                 (c) Material Disclosures. There is no fact known to Buyer which adversely affects, or in the future may adversely affect the condition, assets, liabilities, business, operations or process of the Company or any subsidiary or affiliate of the Company that has not been previously communicated to the Stockholders.

                 (d) SEC Filings: Financial Status. Buyer, to the best of its knowledge, has filed all forms, reports and documents required to be filed with the SEC (the "Buyer's SEC Reports"), which are publicly available in the form filed with the SEC. The Buyer's SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer's SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Buyer and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

                 (e) Buyer Stock. Upon issuance of the Buyer Stock to the Stockholders, the Buyer Stock shall be validly issued, fully paid and non-assessable.

                 (f) Other Contracts. Schedule "5 (f)" to this Agreement is a full and complete list of all material contracts and agreements binding upon and enforceable by FNTS except as such enforceability may be limited by existing and future bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by equitable principles of enforcement, a copy of all of which have been previously delivered to the Company and the Stockholders. There is no default or event that with notice or lapse of time, or both, would constitute default by any party to any of the agreements set forth on Schedule "5 (f)" to this Agreement. FNTS has not received notice that any party to any of the agreements set forth in Schedule "5 (f)" to this Agreement intends to cancel or terminate any agreement or to exercise or not exercise any option under any of these agreements. Each such contract shall continue to be binding upon and enforceable by FNTS (or its assigns), except as set forth herein, following consummation of the transaction contemplated by this Agreement.

                 (g) Employees. Schedule "5 (g)" to this Agreement contains a full and complete list of the names of all employees of FNTS stating the rates of compensation payable to each. No other person, except accountants, auditors, computer programmers, and attorneys, regularly performs compensable services for FNTS.

                 (h) Compliance with Laws. FNTS is in compliance with all material applicable laws, rules, regulations and ordinances which are or have been applicable to the business of FNTS. FNTS has all material licenses, certificates, and permits that are necessary for the conduct of FNTS's business as currently conducted and such licenses, certificates and permits are in full force and effect.

                 (i)      Agreement Will Not Cause Breach or Violation.
Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a material default or any event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Buyer or FNTS, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer or FNTS is a party or by which Buyer or FNTS is bound; (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other material obligation of Buyer or FNTS; (iii) the creation or imposition of any material lien, charge or encumbrance on any of the assets of Buyer or FNTS; or (iv) the violation of any law, regulation, ordinance, judgment, order, or decree applicable to or affecting FNTS or Buyer, which violation would have a material effect on FNTS or Buyer.

                 (j) Litigation. There is no litigation, proceeding, judgment, order, writ or decree pending or, to the best knowledge of Buyer, threatened against FNTS, and there are no facts or circumstances known to Buyer which would give it reason to suspect any of the foregoing. FNTS is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

         6. Conduct of Seller's Business Prior to Closing. From the date of this Agreement to the Closing Date, except as otherwise agreed in writing by Buyer, the Stockholders each covenant and agree that the Company shall:

                 (a) Not take any action as would create a lien, charge or encumbrance against any of its assets;

                 (b) Not enter into any agreement buying, selling or affecting any of its assets;

                 (c) Not enter into or assume any contract, agreement, obligation, lease, license or commitment except in the ordinary course of business, consistent with past practice, and shall not enter into any license, including, without limitation, with respect to any computer software used by the Company;

                 (d) Not extend, modify or terminate any contract, agreement, obligation, lease, license or commitment;

                 (e) Not modify, cancel or cause to be canceled any insurance policy presently maintained by the Company;

                 (f) Not use any new methods of management, operation or accounting in respect of, or otherwise change the character of, the business, operations, affairs or activities in any way associated with the business of the Company;

                 (g) Operate and conduct the business operations of the Company in the normal and customary manner consistent with reasonable and sound business practice;

                 (h) Maintain the Company's assets in good condition and repair, reasonable wear and tear beyond the control of the Company excepted;

                 (i) Provide Buyer and Buyer's agents, attorneys and accountants, at any time and from time to time, with reasonable access to the Company's books, records and tax returns and the business of the Company for the purpose of reviewing the same;

                 (j) Make reasonably available for inspection and review by Buyer and its agents, attorneys and accountants, all other books, records and files and other materials relating to the business of the Company;

                 (k) Not do or agree to do any of the following acts: (i) grant any increase in salaries payable or to become payable to any officer, employee, agent or representative employed or retained by the Company; (ii) increase benefits payable to any officer, employee, agent or representative employed or retained by the Company; (iii) waive or compromise any right or claim relating to the business of the Company except in the ordinary course of business and consistent with prior practices; or (iv) cancel, without full payment, any note, loan or other obligation owing to the Company;

                 (l) Promptly advise Buyer in writing of any adverse change or the occurrence of any event which involves any possibility of an adverse change in the condition, (financial or otherwise), results of operations, assets, liabilities, business or prospects of the business of the Company;

                 (m) Promptly advise Buyer in writing of each of the following: (i) any notice of default or written threat of default (whether or not disputed or denied) which is received or given by or to the Company; (ii) any litigation, action or investigation instituted by or against, or threatened against the Company; or (iii) any matter which would make the representations and warranties of Stockholders set forth in this Agreement not true and correct in all respects;

                 (n) Use its best efforts to preserve and enhance the business reputation and relationships of the Company with its customers, suppliers, and service agencies;

                 (o) Not amend or authorize any amendment to the Company's Articles of Incorporation or Bylaws, except as necessary to carry out the terms of this Agreement or as otherwise requested by Buyer;

                 (p) Not issue or grant, or authorize the issuance or grant, of any capital stock of the Company, or options, warrants or other right to purchase capital stock of the Company, except as otherwise necessary to carry out the terms of this Agreement.

         7. Conditions to Buyer's Obligations. Unless waived by Buyer in writing, the obligations of Buyer under this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

                 (a) The representations and warranties of the Stockholders set forth in this Agreement shall be true and correct at and as of the Closing Date;

                 (b) Each of the covenants and obligations of the Stockholders hereunder shall have been fully performed to the satisfaction of Buyer and its counsel;

                 (c) No material adverse change shall have occurred in the financial or other condition of the business of the Company from that existing on the date of this Agreement;

                 (d) All necessary agreements. Licenses, permits, approval, and consents of any parties to the consummation of the transaction contemplated by this Agreement shall have been obtained by the Stockholders and delivered to Buyer; and

                 (e) Buyer and the Company shall have entered into a Software License Agreement; substantially in the form attached hereto as Exhibit "A".

                 (f) Buyer and the Stockholders shall have entered into a Stock Put and Call Agreement, substantially in the form attached hereto as Exhibit "B".

                 (g) The Stockholders shall have caused the formation of CRM Management Co., a California corporation, including, but not limited to, the incorporation of CRM Management

Co. and the issuance to CRM Management Co. of any and all licenses, certificates, permits or approvals required for its operation as contemplated by the Management Agreement and shall have caused CRM Management Co. to execute and deliver the Management Agreement, which shall also have been entered into by Buyer and the Company, substantially in the form attached hereto as Exhibit "C".

                 (h) Buyer and the Company shall have entered into a Real Property Tax Reporting and Payment Service Agreement, substantially in the form attached hereto as Exhibit "D".

         8. Conditions to the Stockholder's Obligations. Unless waived by Stockholders in writing, the obligations of the Stockholders under this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

                 (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct at and as of the Closing Date;

                 (b) Each of the covenants and obligations of Buyer hereunder shall have been fully performed to the satisfaction of Seller and its counsel;

                 (c) Buyer shall deliver to Seller certified resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                 (d) No material change shall have occurred in the financial or other condition of Buyer from that existing at the date of this Agreement;

                 (e) Buyer and the Stockholders shall have entered into a Stock Put and Call Agreement, substantially in the form attached hereto as Exhibit "B".

                 (f) Buyer, the Company and CRM Management, Co. shall have entered into a Management Agreement, substantially in the form attached hereto as Exhibit "C".

                 (g) Buyer and the Company shall have entered into a Real Estate Tax

Reporting and Payment Service Agreement, substantially in the form attached hereto as Exhibit "D".

         9.      Non-Competition.

                 (a) Each of the Stockholders agrees that for a period commencing on the Closing Date and terminating on earlier of (i) five (5) years from the Closing Date, or (ii) the date on which the Management Agreement is terminated by CRM Management Co. as a result of a breach of the provisions thereof by the Company, such Stockholder (whether directly or indirectly through any affiliate of such Stockholder) shall refrain from carrying on directly or indirectly (either as a proprietor, partner, stockholder, director, officer, employee, consultant or otherwise), in any county in which the Company is then actively conducting business, any business which is the same as or similar to the business that is being conducted by the Company, except as officers, employees, or representatives of Buyer, an affiliate of Buyer, the Company, or CRM Management Co. (during the period of time the Management Agreement is in effect), and that such Stockholder will not, for a period commencing on the Closing Date and terminating on the earlier of (i) six (6) years from the Closing Date, or (ii) the date on which the Management Agreement is terminated by CRM Management Co. as a result of a breach of the provisions thereof by the Company, directly or indirectly, for himself or on behalf of or in conjunction with any third party, hire any employee of the Company, induce or entice any employee of the Company to leave his employment with the Company or solicit, or attempt to solicit, to any competing business of the Company, any person or entity which has an active account with the Company under the Management Agreement at the time such Stockholder ceases to be a service provider to CRM Management Co. or which had an account with the Company during the twelve (12) months prior thereto.

                 (b) Buyer agrees that during the period that CRM Management Co. is providing services to the Company under the Management Agreement between said parties, Buyer (whether directly, or indirectly through any subsidiary or affiliate of Buyer) shall refrain from carrying on directly or indirectly (either as a proprietor, partner, stockholder, director, officer, employee, consultant or otherwise) in any county in which the Company is then conducting business, any business which is the same as or similar to the business that is being conducted by the Company; provided, however, that if Buyer is acquired by another entity by way of a merger, sale of all or substantially all of the assets of Buyer, or the sale of more than fifty percent (50%) of the stock of Buyer, and such entity is engaged directly or indirectly in a business substantially similar to the business of the Company, such other entity shall be excluded from this Section 9 (b). Buyer specifically agrees that it shall not acquire any other entity (by merger, acquisition of stock or assets, or otherwise) and use such other entity to compete with the Company; rather any such acquisition shall be merged into, and treated for all purposes as part of, the Company with respect to the acquired entity's tax servicing business; and Buyer covenants and agrees that in the event of any such acquisition, Buyer shall transfer such tax service business to the Company upon the terms and at a price equal to the price paid for such tax service business by Buyer.

                 (c) FNTS agrees during the period that CRM Management Co. is providing services to the Company under the Management Agreement, FNTS (whether directly, or indirectly through any subsidiary or affiliate of FNTS) shall refrain from carrying on directly or indirectly (either as a proprietor, partner, stockholder, director, officer, employee, consultant or otherwise) any business which is the same as or similar to the business that is being conducted by the Company. FNTS specifically agrees that it shall not acquire any other entity (by merger, acquisition of stock or assets, or otherwise) and use such other entity to compete with the Company; rather any such acquisition shall be merged into, and treated for all purposes as part of, the Company.

         10.     Stockholders' Registration Rights of Buyer Stock

                 (a) If Buyer at any time proposes to register any of its securities under the Securities Act, it will each such time give written notice to all of the Stockholders of its intention so to do. If such registration is proposed to be on a form which permits inclusion of the Buyer Stock, upon the written request of any holder thereof, given within fifteen (15) days after receipt of notice by the holders thereof, Buyer shall include in such registration (and in any related qualification under Blue Sky laws) and in any underwriting therein, the Buyer Stock specified in said written request; provided, however, that if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit (or reduce to zero) the number of shares of the Buyer Stock that the holder thereof may include in the offering based on the total number of the securities held by the holders of Buyer Stock and based on the total number of securities (other than registrable securities) entitled to registration held by the holders of Buyer Stock and by other persons selling securities pursuant to registration rights granted them by Buyer; provided, however, that none of the terms of this Agreement shall be construed to limit or restrict Buyer's ability to grant registration rights to any holders of Buyer's stock at any time provided that any such registration rights shall not be senior to the rights granted to the Stockholders in this Agreement. The Stockholders expressly agree that the rights granted hereunder shall be subject to any registration rights granted by Buyer prior to the date hereof. All Stockholders proposing to distribute their securities through such underwriting shall (together with Buyer and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Buyer.

                 (b) The holders of Buyer Stock included in any registration shall furnish to Buyer such information regarding such holder and the distribution proposed by such holder as Buyer may reasonably request in writing and as shall be required in connection with any registration, or qualification.

                 (c) Buyer shall not be obligated to effect any registration pursuant to this Section 10 if the Buyer Stock intended to be included in such registration on behalf of the holder thereof could be sold by such holder to the public in an offering without registration.

                 (d) All costs and expenses, (except for commissions resulting from the registration of the shares of the Stockholders, which shall be borne by the appropriate Stockholder) incurred in effecting the registration provided for in this Section 10, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Buyer, one (1) counsel for the Stockholders (which may be the same counsel representing other stockholders participating in such registration and provided fees for such counsel shall not exceed $5,000), underwriting expenses, expenses of any audits incident to or required by any such registration, and expenses of complying with the securities or Blue Sky laws of any jurisdictions, shall be paid by Buyer; provided that such expenses will be borne pro rata by the selling holders if so required by any state securities law regulatory agency applicable to Buyer as a condition to qualifying said sale.

                 (e) In the event of any registration of any of its securities under the Securities Act pursuant to this Section 10, Buyer shall indemnify and hold harmless the seller of such securities, the seller's accountants and attorneys, each underwriter (as defined in the Securities Act), and each other person who participates in the offering of such securities and each other person, if any, who controls (within the meaning of the Securities
Act) such seller,
underwriter or participating person against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter, participating person or controlling person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, except as otherwise provided in this Section 10
(e) hereof, shall reimburse each such seller, underwriter, participating person or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Buyer shall not be liable to any seller, underwriter, participating person, or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statements or alleged untrue statement or omissions or alleged omission made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use therein, or upon such statement or omission therein based on the authority of an expert within the meaning of that term as defined in the Securities Act; and provided further that Buyer shall not be required to indemnify any person against any liability arising from any untrue or misleading statement or omission or any alleged untrue statement or omission contained in any preliminary Prospectus if such deficiency is corrected in the final Prospectus.

                 (f) Each Stockholder selling shares in any underwritten public offering shall indemnify and hold harmless each other holder of any stock of Buyer, Buyer, its directors and officers, each other person, if any, who controls Buyer, and Buyer's accountants and attorneys, against any losses, claims, damages, or liabilities, joint or several, to which any such holder, the Buyer or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Securities were registered under the Securities Act at the request of such holder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, amendment or supplement thereto in reliance upon and in conformity with written information furnished to Buyer by the Stockholder specifically for use therein, and then only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission by the Stockholder was not based on the authority of an expert as to which the Stockholder had no reasonable ground to believe, and did not believe, that the statement made on the authority of such expert was untrue or that there was an omission to state a material fact; provided, however, that no Stockholder shall be required to indemnify any person against any liability arising from any untrue or misleading statement or omission or alleged untrue or misleading statement or omission contained in any preliminary Prospectus if such deficiency is corrected in the final Prospectus.

                 (g) Indemnification similar to, but only to the extent of, that specified in paragraphs (e) and (f) of this Section 12 shall be given by Buyer and each Stockholder (with such modifications as shall be appropriate) with respect to any required registration or other qualification of the Buyer Stock under any Federal or state law or regulation or governmental authority other than the Securities Act.

                 (h) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Section 10 is due in accordance with its terms but is held by a court of competent jurisdiction to be unenforceable or otherwise unavailable, the Buyer or the relevant Stockholder shall contribute to the aggregate expenses, claims, losses, damages and liabilities of the other party and for which such indemnification was sought and owed by the terms hereof. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and the relative fault of the parties. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such misrepresentation. For purposes of this Section 10(i), the directors, officers, employees, agents, controlling persons and underwriters of the Stockholders and the Company shall be entitled to contribution on the basis described above.

         11.     Buyer's Covenant Re Operation of the Company's Business.

                 (a) Separate Corporate Existence; Liabilities. Buyer covenants and agrees that subsequent to the Closing, Buyer shall maintain the separate corporate existence of the Company, FNTS, and Buyer for the period commencing on the Closing Date and terminating on the date of expiration of Stockholders' and Buyer's respective rights under the Put and Call Agreement between Buyer and the Stockholders, and Buyer shall not, and shall cause FNTS to not, in any manner whatsoever, assign, convey, or transfer to the Company any obligations or liabilities, or potential obligations or liabilities, of any type of Buyer or FNTS (whether accrued, absolute, contingent, unliquidated or otherwise), without the prior written consent of CRM Management Co., which may be withheld in the sole and absolute discretion of CRM Management Co. Buyer understands and agrees that all obligations and liabilities of every type whatsoever of Buyer and FNTS, including, without limitation, any and all obligations to employees arising prior to the Closing Date (including liability for termination pay, back pay, vacation pay, vacation benefits, sick leave, health benefits, pension plans, profit sharing plans, stock purchase plans, reimbursement for business expenses, claims of any employee relating to employment or the termination thereof by Buyer, or otherwise, through and including November 1, 1996), customers, real property lessors, equipment lessors, vendors, creditors, and all other persons or entities are and shall remain the sole and exclusive liability and obligation of Buyer or FNTS, except for the obligations of FNTS set forth on Schedule "11 (a)" to this Agreement, which such other obligations shall be the responsibility of the Company.

                 (b) Assistance to the Company. Buyer covenants and agrees that it shall extend all reasonable and customary assistance to the Company in all areas where reasonable to assist the Company in obtaining new business and in maintaining the Company's existing and new business.

                 (c) Appointment of Directors. Buyer covenants and agrees that it shall vote its shares of capital stock of the Company, when taken together with the shares voted by the Stockholders, in such a manner as to cause the election of one (1) of the Stockholders to be a director of the Company throughout the term of the Management Agreement between the Company and CRM Management Co., and shall not increase the number of directors of the Company to more than five (5) directors during the term of such Management Agreement. It is the intention of the parties hereto that the Stockholders be entitled to elect only one (1) of the five (5) directors of the Company.

                 (d) Principal Place of Business. Buyer covenants and agrees that as soon as reasonably practicable after the Closing Date, as determined by CRM Management Co. in its sole discretion, the Company shall conduct the consolidated operations of the Company and FNTS at the Company's offices at 468 North Rosemead Boulevard, Pasadena, California.

         12.     Indemnification.

                 (a) Indemnification by the Buyer. Buyer shall indemnify and hold harmless the Stockholders against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees ("Losses"), sustained by the Stockholders resulting from, arising out of, or connected with any inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or other obligation of Buyer contained in this Agreement.

                 (b) Indemnification by Stockholders. Each Stockholder shall (severally but not jointly) indemnify and hold harmless Buyer against any and all Losses sustained by Buyer resulting from, arising out of, or connected with any inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or agreement made by or other obligation of such Stockholder contained in this Agreement.

                 (c) Procedure. In the event any third party asserts any claim with respect to any matter as to which the indemnities in this Agreement relate, including indemnification pursuant to Section 10 hereof, the party against whom the claim is asserted (the "Indemnified Party") shall give prompt notice to the other party (the "Indemnifying Party"), and the Indemnifying Party shall have the right at its election to take over the defense or settlement of the third party claim at its own expense by giving prompt notice to the Indemnified Party. Failure by the Indemnified Party to provide the Indemnifying Party with notice of any such claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have on account of this indemnity or otherwise, except to the extent the Indemnifying Party shall have been materially prejudiced by such failure. If the Indemnifying does not give such notice and does not proceed diligently so to defend the third party claim within 30 days after receipt of the notice of the third party claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to those claims and shall reimburse the Indemnified Party for its Losses and expenses related to the defense or settlement of the third party claim. The parties shall cooperate in defending against any asserted third party claims. For purposes of this Section 12, the indemnification of the Indemnified Party shall also include the indemnification of the Indemnified Party's employees, agents, affiliates, and third parties performing services for the Indemnified Party, and the reference to this Agreement includes certificate, schedule, list, summary or other information provided or delivered to a party by the Indemnifying Party or its agents and affiliates in connection with this Agreement.

         13. Brokers and Finders Fee. The Stockholders and Buyer each represent that there is no obligation to pay any commission, finders fee or similar charge in connection with the transaction provided for in this Agreement.

         14. Survival of Representations and Warranties. The representations and warranties of the Stockholders set forth in Section 4(b), 4(c), 4(d), 4(e), and 4(g) of this Agreement shall survive the Closing until the expiration of the applicable statue of limitations; the representations and warranties of Buyer set forth in Section 5(b), 5(e), and 5(f) of this Agreement shall survive the Closing until the expiration of the applicable statue of limitations; all other representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of one (1) year.

         15. No Other Negotiations Pending Closing. After execution of this Agreement and prior to the Closing Date, the Stockholders shall not negotiate with any other person, firm or entity regarding the subject of this Agreement.

         16.     General Provisions.

                 (a) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

                 (b) Amendment. This Agreement may not be amended, altered or repealed, in whole or in part, except by an instrument in writing signed on behalf of each of the parties hereto.

                 (c) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Los Angeles or Orange County, California, in accordance with the Rules of the American Arbitration Association then existing, and the judgment in arbitration may be entered in any court having jurisdiction thereto.

                 (d) Attorneys' Fees. If any action at law or equity, including an action for declaratory relief, or any proceeding in arbitration, is brought to enforce or interpret the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, and other costs incurred in that action or proceeding which may be set by the court or the arbitration panel in the same action or any separate action brought for that purpose, in addition to any other relief to which such party may be entitled.

                 (e) Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the parties at the following addresses:

              If to Buyer, to:    Fidelity National Financial, Inc.
                                  17911 Von Karman Avenue
                                  Suite 300
                                  Irvine, CA 92714
                                  Facsimile No. (714) 622-4116
                                  Attention:  Andrew F. Puzder

               with a copy to:    Stradling, Yocca, Carlson & Rauth
                                  660 Newport Center Drive
                                  Suite 1600
                                  Newport Beach, CA 92660
                                  Facsimile No. (714) 725-4100
                                  Attention:  C. Craig Carlson

       If to Stockholders, to:    the address set forth under their name
                                  on the signature page hereof

               with a copy to:    Citron & Deutsch
                                  10866 Wilshire Blvd. #970

                                  Los Angeles, California 90024
                                  Facsimile No. (310) 475-1368
                                  Attention:  Richard K. Citron

The addressees or addresses set forth above may be changed from time to time by a notice sent to the other parties.

                 (f) Agreement to Perform All Necessary Acts. Each party to this Agreement shall make, execute, acknowledge and deliver such other instruments and documents and take all such other action, as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                 (g) Waiver of Breach. No waiver of any term, provision, condition or breach of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision, condition or breach of this Agreement. No failure or delay by a party to exercise any right it may have by reason of the breach or default of any other party shall operate as a waiver of default or modification of this Agreement or prevent the exercise of any right while the party continues to be in default.

                 (h) Entire Agreement. This Agreement (and the Exhibits hereto) constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes any and all other agreements, arrangements, and understandings, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges and represents that no representations, warranties, covenants, conditions, inducements, promises or agreements, oral or otherwise, other than as set forth herein, have been made by any party hereto, or anyone acting on behalf of any party.

                 (i) Severability. It is intended that each section of this Agreement should be viewed as separate and divisible, and in the event that any section, provision, covenant, or condition of this Agreement shall be held to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                (j) Choice of Law; Consent to Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California, without regard to its choice of law or conflict of law provisions. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of (i) the Superior Court of the State of California for the County of Los Angeles or the County of Orange, and (ii) the United States District Court for the Central District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

                 (k) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                 (l) Captions. The paragraph titles or captions used in this Agreement are intended solely for the convenience of reference and shall in no manner modify, expand, limit, explain, construe, describe the scope of or intent, or in any way affect the terms and conditions of this Agreement.

                 (m) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (n) Exhibits and Schedules. The following Exhibits and Schedules are attached to this Agreement and are incorporated in this Agreement as though set forth in full therein.

Schedule 4 (d):  CRM Liens on Assets
Schedule 4 (e):  CRM Financial Statements
Schedule 4 (i):  CRM Accounts Receivable
Schedule 4 (j):  CRM Accounts Payable
Schedule 4 (k):  CRM Trade Names, Trademarks, Copyrights and Patents
Schedule 4 (n):  CRM Employees
Schedule 4 (p):  CRM Insurance Policies
Schedule 4 (q):  CRM Contracts
Schedule 5 (f)   FNTS Contracts
Schedule 5 (g)   FNTS Employees
Schedule 11 (a)  FNTS Liabilities Assumed By CRM

Exhibit A:       Software License Agreement

Exhibit B:       Stock Put Agreement
Exhibit C:       Management Agreement
Exhibit D:       Real Property Tax Reporting and Payment Service Agreement

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDERS                               BUYER
------------                               -----

/s/ William F. McCreary, Sr.               FIDELITY NATIONAL FINANCIAL, INC.
-----------------------------              a Delaware corporation
WILLIAM F. MCCREARY, SR.
Trustee of The McCreary Family Trust
9750 Amanita Avenue
Tujunga, CA 91042                                 By: /s/ Andrew F. Puzder
                                                      --------------------
                                                       Andrew F. Puzder
                                                       Executive Vice President
/s/ Christopher M. McCreary                            and General Counsel
---------------------------
CHRISTOPHER M. MCCREARY
159 Stedman Place
Monrovia, CA 91016


/s/ William F. McCreary, Jr.                       AS TO SECTION 9(c) ONLY
----------------------------
WILLIAM F. MCCREARY, JR.
2812 Hermosita Drive
Glendale, CA 91208                                 FIDELITY NATIONAL TAX SERVICE
                                                   A California corporation

/s/ Dean P. McCreary                               By: /s/ Andrew F. Puzder
--------------------                                   --------------------
DEAN P. MCCREARY                                        Andrew F. Puzder
262 Manzanita Avenue                                    Executive Vice President
Sierra Madre, CA 91024                                  and General Counsel


/s/ Mark R. Johnson
-------------------
MARK R. JOHNSON
10447 Laramie Avenue
Chatsworth, CA 91311


/s/ Alan H. Martin
------------------
ALAN H. MARTIN
612 Mondo Drive
La Habra Heights, CA 90631

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


                                 SCHEDULE 4(d)



CRM Liens on Assets

CRM, Inc. has the following liens on its assets

Advanta Leasing Corp. -
Inter-tel Leasing, Inc. - Telephone system
Digital Financial Services -

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


                                 SCHEDULE 4(e)



CRM, Inc. Financial Statements

                                BRIAN W. POLCHOW
                          CERTIFIED PUBLIC ACCOUNTANT
            468 NORTH ROSEMEAD BOULEVARD, PASADENA, CALIFORNIA 91107
                        (818)351-8180  FAX (818)351-8181

                                                    MEMBER
                                                    AMERICAN INSTITUTE OF
                                                    CERTIFIED PUBLIC ACCOUNTANTS

                                                    CALIFORNIA SOCIETY OF
                                                    CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
CRM Incorporated
468 North Rosemead Boulevard
Second Floor
Pasadena, California  91107

I have compiled the balance sheet of Crm Incorporated as of September 30, 1996 and the related statement of income and retained earnings for the year then ended, in accordance with the standards established by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly do not express an opinion or any form of assurance on them. However, I did become aware of departures from generally accepted accounting principles that are described in the following paragraph.

Management has elected to omit substantially all of the disclosures and statement of cash flows required by Generally Accepted Accounting Principles. If the omitted disclosures and statement of cash flows were included, they might influence the user's conclusions about the company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters. Further, management has elected not to recognize the liability for deferred income taxes required by Generally Accepted Accounting Principles. The effect of this departure on the financial position, results of operations, and cash flows have not been determined.

I am not independent with respect to CRM Incorporated.


        /s/  BRIAN W. POLCHOW

October 10, 1996

                                CRM INCORPORATED
                                 BALANCE SHEET
                               SEPTEMBER 30, 1996

                                     ASSETS

CURRENT ASSETS
  CASH AND CERTIFICATES OF DEPOSIT                              $1,076,946
  ACCOUNTS RECEIVABLE                                              372,755
  LOANS TO RELATED PARTIES                                          37,963
  PREPAID EXPENSES                                                  76,574
                                                                ----------
    TOTAL CURRENT ASSETS                                         1,564,238

PROPERTY, PLANT, AND EQUIPMENT
  LEASEHOLD IMPROVEMENTS                           $  338,781
  FURNITURE AND EQUIPMENT                           1,059,958
                                                   ----------
                                                    1,398,739
  LESS:  ACCUMULATED DEPRECIATION                    (826,079)
                                                   ----------
    TOTAL PROPERTY, PLANT, AND EQUIPMENT                           572,660

OTHER ASSETS
  LEASE DEPOSITS                                      67,206
  INVESTMENTS                                         75,459
                                                   ---------
    TOTAL OTHER ASSETS                                             142,665
                                                                ----------
                                                                $2,279,563
                                                                ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                                              $   97,891
  ACCRUED PAYROLL AND RELATED LIABILITIES                           29,132
  INCOME TAXES PAYABLE                                             139,650
  CURRENT PORTION OF LONG TERM DEBT                                 31,417
                                                                ----------
    TOTAL CURRENT LIABILITIES                                      298,090

LONG TERM DEBT                                                      72,920

LEASE DEPOSITS                                                       2,055

STOCKHOLDERS' EQUITY
  COMMON STOCK                                     $   29,000
  ADDITIONAL PAID IN CAPITAL                           25,000
  RETAINED EARNINGS                                 1,852,498
                                                   ----------
TOTAL STOCKHOLDERS' EQUITY                                       1,906,498
                                                                ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $2,279,563
                                                                ==========

                                BRIAN W. POLCHOW
                          CERTIFIED PUBLIC ACCOUNTANT

                                CRM INCORPORATED
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1996

REVENUE
  INCOME FROM OPERATIONS                                        $2,925,937
  INTEREST INCOME                                                   25,819
  OTHER INCOME                                                      17,252
                                                                ----------
                                                                 2,969,008
EXPENSES
  SALARIES AND WAGES                            $989,889
  TAXES ON PAYROLL                                74,937
  EMPLOYEE BENEFITS                               69,326
  AUTOMOBILE                                      40,691
  COMMISSIONS                                    212,519
  CONVENTIONS                                      7,658
  DATA ACQUISITION AND CERTIFIED DOCUMENTS       329,940
  CUSTOMER REIMBURSEMENTS                         18,588
  DEPRECIATION                                   168,994
  DUES AND SUBSCRIPTIONS                          14,159
  ENTERTAINMENT AND PROMOTION                     31,944
  INSURANCE                                       31,869
  INTEREST AND BANK CHARGES                        2,822
  LEGAL AND ACCOUNTING                            53,295
  OFFICE EXPENSE                                   1,704
  OUTSIDE SERVICES                                15,529
  POSTAGE AND DELIVERY                            34,455
  PRINTING AND STATIONERY                         27,371
  PROGRAMMING AND SOFTWARE                        37,843
  RENT                                           161,715
  REPAIRS AND MAINTENANCE                         50,859
  SUPPLIES                                        23,587
  TAXES AND LICENSES                              25,689
  TELEPHONE                                       62,252
  TRAVEL                                          29,346
  UTILITIES                                       32,841
                                                --------
TOTAL EXPENSE                                                    2,549,822
                                                                ----------
OPERATING INCOME (LOSS)                                         $  419,186

LOSS ON INVESTMENTS (ENVIRONMENTAL RESEARCH, INC.)                  99,650
                                                                ----------
NET INCOME BEFORE TAXES                                            319,536

INCOME TAXES                                                       167,323
                                                                ----------
NET INCOME                                                         152,213
RETAINED EARNINGS, OCTOBER 1, 1995                               1,700,285
                                                                ----------
RETAINED EARNINGS, SEPTEMBER 30, 1996                           $1,852,498
                                                                ==========

                                BRIAN W. POLCHOW
                          CERTIFIED PUBLIC ACCOUNTANT

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

                                 SCHEDULE 4(i)


CRM Accounts Receivable
-----------------------

                                   CRM, INC.
                              ACCOUNTS RECEIVABLE
                                    9/30/96

BALANCE PER AGING                                       $301,077.3?

        9/30/96 BILLING (SEE BILLING DEBIT TOTAL          45,530.00
        9/30/96 WESTERN FINANCIAL BILLING                 26,148.00
                                                        -----------
BALANCE 9/30/96                                         $372,755.3?
                                                        ===========

10/09/96 at 01:25 PM               CRM, Inc.                            Page 8
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

UNITED TITLE                            8150        48.00                                           48.00
CONTINENTAL LAND                        8180        52.00                                           52.00
ORANGE COAST TITLE                      8230        96.00                                                           96.00
OLD REPUBLIC TTLE CO                    8660        56.00                                                           56.00
FIRST SOUTH WESTERN TITLE               8670       148.00           52.00                           96.00
WESTERN CITIES TITLE                    8700       112.00                                                          112.00
MISCELLANEOUS                          99000     3,414.18        1,126.00           48.00                        2,240.18
BENEFIT LAND TITLE COMPANY             99126        96.00         207.000                                           96.00
SIGNAL MORTGAGE                       MIS001       207.00


        ---------------  AGING SUMMARY  --------------
        TOTAL OPEN ITEMS        301,077.37      100.0%

        CURRENT                 130,840.64       43.5%
        31 - 60 DAYS              1,944.55        0.6%
        61 - 90 DAYS             19,191.25        6.4%
        90 + DAYS               149,100.93       49.5%

10/09/96 at 01:23 PM               CRM, Inc.                            Page 1
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

SAN FRANCISCO FIREMEN C U               1300        50.00                           10.00           40.00
POSTAL CREDIT UNION OF L.A.             1445       144.00-                                                         144.00-
PARSONS FEDERAL CREDIT UNION            1480        48.00                                                           48.00
POSTAL & FEDERAL EMPLOYEES C.U.         1525       654.00          288.00          144.00-                         510.00
SESLCO FEDERAL CREDIT UNION             1825       336.00          192.00                          144.00
STANISLAUS COUNTY FEDERAL               1876       144.00                           48.00                           96.00
WATER & POWER CREDIT UNION              1896       364.00          104.00          260.00
XEROX FED CREDIT UNION                  1975     6,676.00        5,268.00                                        1,408.00
SECURITY UNION TITLE INSURANCE          ?SEC     4,199.30        1,379.65        2,517.15          302.50
TEST MORTGAGE                          22222        96.00           96.00
ROLAND LAND, CALIF RESOURCES            ?550     2,668.00          986.00                          116.00        1,566.00
HIGHLAND FEDERAL                        ?440     1,032.00                          384.00                          648.00
MALAGA BANK                             ?505     1,838.00          322.00          676.00                          840.00



10/09/96 at 01:24 PM               CRM, Inc.                            Page 2
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

IMPERIAL THRIFT AND LOAN                3524    19,752.00        2,922.00                       10,174.00        6,656.00
EASTERN INTERNATIONAL BANK              3628       520.00          376.00                                          144.00
HAWTHORNE SAVINGS AND LOAN              3636     8,724.30        3,241.00                                        5,483.30
TORRANCE BANK                           3830        54.00                                                           54.00
TRUST SAVINGS                           3843       212.00           96.00                                          116.00
UNIVERSAL SAVINGS                       3901     2,430.00        1,348.00                        1,082.00
WESTERN FEDERAL                         3972       237.00                                                          237.00
WESTERN FINANCIAL                       3999    30,004.80       29,808.00                                          196.80
REHAB FINANCIAL CORP.                  41000     8,944.00                                                        8,944.00
POWAY REDEVELOPMENT AGENCY             41110       378.00          378.00
CITY OF SOUTHGATE/REDEV AGENCY          1150       972.00                                                          972.00
CITY OF EL CAJON                        3001        30.00                           24.00-
BANKERS MUTUAL                          ?050       112.00          112.00

10/09/96 at 01:25 PM               CRM, Inc.                            Page 3
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

BANKERS MUTUAL MORTGAGE, INC.           5060
BENEFICIAL MORTGAGE CORP.               5200     4,276.00                                                        4,276.00
COUNTRYWIDE HOME MORTGAGE               5333     8,642.80        8,642.80
FIRST ALLIANCE MORTGAGE CO              5344     2,376.00        1,728.00          648.00
SOUTHWEST HARVARD GROUP                 5375       100.00                                                          100.00
IMPERIAL CREDIT INDUSTRIES              5432       240.00                                                          240.00
PACIFIC CREST INVESTMENT & LOAN         5434       164.00                                           39.00          125.00
CALIFORNIA THRIFT AND LOAN              5440        50.00                                                           50.00
DIRECTORS MORTGAGE                      5511       676.00-                                                         676.00-
BENEFIT LAND TITLE CO                  55555        96.00                                                           96.00
G.E. CAPITAL COMMERCIAL CORP.           5575     1,779.90          249.10          260.40           48.00        1,222.40
        DARYL BIRD
COASTAL SECURITY MORTGAGE               5581        100.00                                                         100.00
COASTAL SECURITY MORTGAGE               5582         96.00                                                          96.00
        RICHARD

10/09/96 at 01:24 PM               CRM, Inc.                            Page 4
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

GREAT WESTERN FINANCIAL SERVI.          5585       240.00          192.00           48.00
SANWA BANK OF CALIFORNIA               56200       864.00           72.00                          376.00          416.00
HARBOR BANK                             5630       240.00                                                          240.00
TITLE WEST MORTGAGE                     5650        48.00                                                           48.00
LTC ESCROW DIVISION                     5650A       48.00                                           48.00
CACHE MORTGAGE                          5686     1,773.00        1,773.00
SECURED BANKERS MORTGAGE CO.            5700    14,964.00       14,964.00
PACIFIC THRIFT AND LOAN                 5740       704.00                                                          704.00
CALIFORNIA STATEWIDE CDC                5785        24.00-          48.00                                           72.00-
SOUTHERN PACIFIC THRIFT & LOAN          5800    36,582.00        3,295.00        3,775.00-      3,693.00        33,369.00
WALLACE MOIR COMPANY                    5815    12,916.00          320.00          472.00         960.00        11,164.00
LTC PROPERTIES, INC.                    5890       282.00                                                          282.00
BUDGET FINANCE COMPANY                  5970        48.00           48.00

10/09/96 at 01:24 PM               CRM, Inc.                            Page 5
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

NORTH AMERICAN REAL ESTATE SER          5996        48.00                           48.00
CALIFORNIA UNITED BANK                  6000       472.00          312.00                                          160.00
CITIZENS BANK                           6006       112.00                                          112.00
AMERICAN PACIFIC STATE BANK             6020       656.00          272.00                                          384.00
EXCHANGE BANK                           6025     1,208.00        1,208.00
CUB FUNDING CORP.                       6060    53,830.98          572.00                        1,452.75       51,806.23
SUN TRUST BANK                         61001        48.00           48.00
CHINO VALLEY BANK                       6110       652.00           64.00          100.00                          488.00
UNITED NATIONAL BANK                    6118       272.00                           64.00                          208.00
COMMUNITY BANK                          6120       298.00           64.00                                          234.00
CEDARS BANK                             6133       436.00           96.00          112.00                          228.00
MARATHON NATIONAL BANK                  6155       216.00                                                          216.00
OMNI BANK                               6190       152.00                                                          152.00

10/09/96 at 01:24 PM               CRM, Inc.                            Page 6
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

BANK OF SOUTHERN CALIFORNIA             6215        33.00                                                           33.00
NATIONAL BANK OF THE REDWOODS           6243       672.00          672.00
KAWEAH NATIONAL BANK                    6245       576.00          576.00
VENTURA COUNTY NATIONAL BANK            6260       160.00                                                          160.00
THE BANK OF HOLLYWOOD                   6270       264.00                                                          264.00
BANK OF CANTON                          6328        99.00                           96.00                            3.00
BAY CITIES NATIONAL BANK                6350       144.00          144.00
PREFERRED BANK                          6377        48.00                                                           48.00
FOOTHILL INDEPENDENT BANK               6460       144.00                                           48.00           96.00
UTAH FEDERAL SAVINGS BANK               6465     1,134.00          378.00                                          756.00
DEPARTMENT OF VETERANS AFFAIRS         65025    43,760.00       43,760.00
MILLENIUM BANK                          6510       336.00                                          116.00          220.00
LOS ANGELES NATIONAL BANK               6523       568.00          328.00                                          240.00

10/09/96 at 01:24 PM               CRM, Inc.                            Page 7
                           CUSTOMER AGED RECEIVABLES
                              AGING DATE: 09/30/96

                                                  TOTAL         -------------------  AGED BALANCE  ----------------------
CUSTOMER                                 NO.       DUE           CURRENT          31-60          61-90            90 +
--------------------------------        ----    ---------       ---------       ---------       ---------       ---------

SAN GABRIEL VALLEY BANK                 6530        48.00                           48.00
SANTA MONICA BANK                       6600       144.00                           48.00                           96.00
CHINA TRUST BANK OF CALIFORNIA          6630       144.00                                                          144.00
SIMI VALLEY BANK                        6765        96.00           96.00
METROBANK                               6790        48.00                                                           48.00
QUEEN CITY BANK                         6805        48.00                                                           48.00
THE SIAM COMMERCIAL BANK                6810        18.00                                                           18.00
SANWA BANK - RESIDENTIAL                6820        84.00                                                           84.00
PAN AMERICAN BANK                       6830       144.00                                                          144.00
FIRST CENTRAL MORTG. DIVISION           6882        58.00                                                           58.00
FAR EAST NATIONAL                       6888       320.00                                                          320.00
GOVERNMENT FINANCE GROUP               77700     4,972.11        2,513.09                                        2,459.02
        J KLIMOWSKI
CHICAGO TITLE COMPANY                   8101     8,124.00          104.00                          244.00        7,776.00

CRM, INC.
Schedule of Doubtful Accounts
September 30, 1996


CUSTOMER #      CUSTOMER NAME                           AMOUNT
-----------     ---------------------------------       ---------
 1525           POSTAL & FEDERAL EMPLOYEES C/U             510.00
 1975           XEROX                                    1,408.00
 2550           ROLAND LAND                              1,566.00
 3440           HIGHLAND FEDERAL                           648.00
 3505           MALAGA BANK                                840.00
 3524           IMPERIAL THRIFT                          9,005.00
 3636           HAWTHORNE SAVINGS                        5,483.30
41000           REHAB FINANCIAL                          8,744.00
41150           CITY OF SOUTHGATE                          972.00
 5200           BENEFICIAL                               4,276.00
 5575           G.E. CAPITAL                             1,222.40
 5740           PACIFIC THRIFT AND LOAN                    704.00
 5800           SOUTHERN PACIFIC THRIFT AND LOAN        36,582.00
 5815           WALLACE MOIR                            11,164.00
 6060           CUB FUNDING                             53,830.98
 6465           UTAH FEDERAL                               756.00
77700           GOVERNMENT FINANCE GROUP                 2,459.02
 8101           CHICAGO TITLE                            7,776.00
99000           MISCELLANEOUS                            2,240.18
                                                       ----------
                                                       150,186.88
                                                       ==========

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

                                 SCHEDULE 4(j)


CRM Accounts Payable
--------------------

10/10/96 at 10:20AM                 CRM, Inc.                            Page 4
                              VENDOR AGED PAYABLES
                              AGING DATE: 09/30/96

VENDOR                           --------------- AGED BALANCE ------------------
INV DATE    REF NO.   T   DUE     CURRENT      31 - 60       61 - 90       90+
--------    -------   -  -----   ---------    ---------     ---------   --------

            -------------------- AGING SUMMARY ---------------------

                TOTAL OPEN ITEMS        84,891.14       100.0%

                CURRENT                 84,891.14       100.0%
                31 - 60 DAYS                 0.00
                61 - 90 DAYS                 0.00
                90 + DAYS                    0.00


             ESTIMATED SEPT UTILITIES    3,000.00

             ESTIMATED UNRECORDED       10,000.00
                DATA ACQUISITION
                                        ---------
                                        97,891.14
                                        =========

10/10/96 at 10:18AM                 CRM, Inc.                            Page 1
                              VENDOR AGED PAYABLES
                              AGING DATE: 09/30/96

VENDOR                         ------------------- AGED BALANCE ----------------------
INV DATE    REF NO.      T      DUE     CURRENT      31 - 60       61 - 90       90+
--------    -------      -     -----   ---------    ---------     ---------   --------
                        <C   >
1ABE        AIRBORNE EXPRESS
09/20/96    T7284196  I  10/20      123.25
   TOTAL DUE:          123.25       123.25

1AJT        AJT MICROFILMING
09/30/96    10-520    I  10/30       50.88
   TOTAL DUE:           50.88        50.88

1ATT        AT&T
09/09/96    3637167   I  10/09        9.63
   TOTAL DUE:            9.63         9.63

1AVS        15174 JEFFERSON STREET
09/23/96    9609-005  I  10/23      225.00
   TOTAL DUE:          225.00       225.00

1CAB        CABLE & WIRELESS COMM, INC.
09/16/96    8237479   I  10/16        5.91
   TOTAL DUE:            5.91         5.91

1CAL        CALIFORNIA TRUST DEED BROKERS
09/30/96    1056      I  10/30      120.00
   TOTAL DUE:          120.00       120.00

1CFI        CFI PROSERVICES, INC.
09/30/96    190948    I  10/30      256.25
   TOTAL DUE:          256.25       256.25

1CLAN       CLARK COUNTY TREASURER
09/19/96    FEB DATA  I  10/19      111.01
   TOTAL DUE:          111.01       111.01

1CRM        CRM PROFIT SHARING PLAN & TR
09/30/96    PEN LOAN  I  10/30    4,766.08
   TOTAL DUE:        4,766.08     4,766.08

1DAT        DATAQUICK
09/30/96    NO2883    I  10/30      459.25
   TOTAL DUE:          459.25       459.25

1DFS        DIGITAL FINANCIAL SERVICES
09/22/96    18023897  I  10/22    2,652.60
   TOTAL DUE:        2,652.60     2,652.60

1FED        FEDERAL EXPRESS CORP
09/30/96    67979491  I  10/30       12.40
   TOTAL DUE:           12.40        12.40

1GTE        GTE CALIFORNIA
09/16/96    182-1096  I  10/16      150.38
09/30/96    351-5060  I  10/30    2,283.06
   TOTAL DUE:        2,494.42     2,494.42

10/10/96 at 10:18 AM               CRM, Inc.                              Page 2
                              VENDOR AGED PAYABLES
                              AGING DATE: 09/30/96

VENDOR                                          ---------------------- AGED BALANCE ---------------------
INV DATE        REF NO.         T       DUE     CURRENT         31-60          61 - 90          90 +
--------        -------         -       ---     ----------   -----------    -------------    ------------
1HAW            RON HAWKINS
09/30/96        9/96            I       09/30    1,752.00
        TOTAL DUE:              1,752.00         1,752.00

1HOR            KOBEY HORN
09/30/96        SEP 96          I       10/30      279.20
        TOTAL DUE:                279.20           279.20

1INF            INFORMATION SERVICES & SUPPORT
09/30/96        808             I       10/30      100.00
        TOTAL DUE:                100.00           100.00

1INK            INK SPOT LITHOGRAPHY
09/30/96        3728            I       10/30      297.88
        TOTAL DUE:                297.88           297.88

1LAC            LA CELLULAR TELEPHONE CO
09/30/96        14325922        I       10/30       54.32
        TOTAL DUE:                 54.32            54.32
1LACT           LOS ANGELES COUNTY TAX
09/30/96        MO64            I       10/30      358.00
        TOTAL DUE:                358.00           358.00

1LIT            WILLIAM LITTLE
09/30/96        9/96            I       10/30      116.20
        TOTAL DUE:                116.20           116.20

1NFS            NATIONAL FLOOD SERVICE
09/30/96        VA PROJ         I       10/30   32,580.00
        TOTAL DUE:              32,580.00       32,580.00

1RES            RESSAC
09/30/96        27041           I       10/30      100.00
09/30/96        26288           I       10/30      100.00
        TOTAL DUE:                 200.00          200.00

1ROS            ROSS DIVERSIFIED
09/30/96        9/96            I       10/30   11,000.00
        TOTAL DUE:              11,000.00       11,000.00

1SCH            SCHWAAB
09/19/96        L424320         I       10/19       30.80
        TOTAL DUE:                  30.80           30.80

1SEC            SECURITY UNION TITLE INSURANCE
09/30/96        DP0012          I       10/30      785.79
09/30/96        196058          I       10/30      632.12
        TOTAL DUE:               1,417.91        1,417.91

1SEPH           SEPHTON ELECTRICAL SERVICES
09/27/96        1523            I       10/27      221.25
        TOTAL DUE:                 221.25          221.25

10/10/96 at 10:19 AM               CRM, Inc.                              Page 3
                              VENDOR AGED PAYABLES
                              AGING DATE: 09/30/96

VENDOR                                          ---------------------- AGED BALANCE ---------------------
INV DATE        REF NO.         T       DUE     CURRENT         31-60          61 - 90          90 +
--------        -------         -       ---     ----------   -----------    -------------    ------------
1STATE          STATE COMPENSATION INS
09/26/96        1320155         I       10/26    1,161.25
        TOTAL DUE:              1,161.25         1,161.25

1UNI            UNIDEN VALENCIA INC.
09/25/96        4015            I       10/25      404.14
        TOTAL DUE:                404.14           404.14

1VEN            VENTURA COUNTY
09/18/96        01247           I       10/18      355.00
09/25/96        01250           I       10/25      355.00
        TOTAL DUE:                710.00           710.00

1WEL            WELLS FARGO BANK
09/30/96        MCARD           I       10/30    1,937.98
        TOTAL DUE:               1,937.98        1,937.98

1WRD            WESTERN REGIONAL DATA
09/30/96        11781           I       10/30      100.00
09/30/96        12093           I       10/30       15.00
        TOTAL DUE:                 415.00          415.00

1WYL            WYLE EMG-LOS ANGELES
09/20/96        055921          I       10/20    3,527.41
09/30/96        055616          I       10/30    4,328.25
        TOTAL DUE:               7,855.66        7,855.66

2DIR            DIRECTORS MORTGAGE LOAN
09/30/96        A317722         I       10/30       62.82
09/30/96        A318088         I       10/30      307.78
09/30/96        5511            I       10/30    1,578.04
09/30/96        2735            I       10/30    2,434.10
        TOTAL DUE:               4,382.74        4,382.74

2NOR            NORTH AMERICAN MORTGAGE
09/30/96                        I       10/30      120.00
        TOTAL DUE:                 120.00          120.00

2SEC            SECURED BANKERS MORTGAGE
09/30/96        5700            I       10/30    1,058.24
09/30/96        9401362         I       10/30      322.57
        TOTAL DUE:               1,380.81        1,380.81

2WEST           WESTERN FINANCIAL SAVINGS
09/30/96        399             I       10/30    3,758.51
09/30/96        539080          I       10/30      563.84
09/30/96        2735            I       10/30    2,432.17
        TOTAL DUE:               6,754.52        6,754.52

3MED            ANGEL MEDINA
09/30/96        EXP RPRT        I       10/30       74.80
        TOTAL DUE:                  74.80           74.80

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


                                 SCHEDULE 4(k)



CRM Trade Names, Trademarks, Logos, Patents


CRM, Inc. is doing business under the name CRM Real Estate Tax Services

CRM, Inc. is doing business under the name CRM Credit Services

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


                                 SCHEDULE 4(n)


CRM Employees


Employee                        Hourly Rate               Monthly Salary
--------                        -----------               --------------
Susan Miyadi                      Salary                    $4,200.00
Elizabeth Sia                     $11.03                    $1,911.86
Angel Medina                      Salary                    $2,154.24
Armando Perez                     Salary                    $2,527.92
Amy Quach                         $14.71                    $2,549.73
Natalie Dankenbring               $10.45                    $  905.67 Part Time
Olivia Medina                     $ 8.10                    $1,404.00
Samantha Singh                    $ 6.65                    $1,037.40 Part Time
Manolito Garcia                   $11.50                    $1,993.33
Candy Ng                          $20.83                    $3,610.53
Theu Vu                           Salary                    $2,500.00
Katie Hartnett                    Salary                    $2,500.00
Frank Flores                      $ 5.50                    $  953.33 Part Time

William McCreary, Jr.             Salary                    $7,150.00
Dean McCreary                     Salary                    $7,150.00
Chris McCreary                    Salary                    $7,150.00
Alan Martin                       Salary                    $7,150.00
Mark Johnson                      Salary                    $7,150.00

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


                                 SCHEDULE 4(p)



CRM Insurance Policies


Errors and Omissions Insurance
National Union Fire Insurance Company of Pittsburgh, PA  Policy No. 482-92-99


Property Insurance
Northbrook Property & Casualty Company     Policy No. 95-450456


Automobile Insurance
Northbrook Property & Casualty Company     Policy No. CA0450458

Health Insurance
Blue Cross of California

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


                                 SCHEDULE 4(q)

CRM Contracts


1. Agreement for Marketing and Servicing Real Estate Tax Service Business with Chicago Title Company.

2.  Independent Contractors Agreement with Ron Hawkins.

3.  Agreement with National Flood Information Services, Inc.

4.  Title Plant Agreement with Safeco Title Insurance Company.

5.  Agreement with TRW REDI Texas Tax System Access.

6.  Data Base Agreement with Security Union Title Insurance Company.

7.  Master Lease Agreement with Digital Financial Services.

8.  Support Quotation from Forest Computer.

9.  Master Maintenance Agreement with Dover Elevators.

10.  Equipment Lease with Inter-tel.

11.  Agreement with Computer Development Services, Inc.

12.  CRM's Profit Sharing and Trust Schedule of Contributions and Forfeitures.

13.  Service Agreement with Digital Financial Services.

14. Real Estate Tax Reporting and Payment of Service Agreement with Cache Mortgage.

15. Real Estate Tax Reporting and Payment of Service Agreement with LTC Properties, Inc.

16. Real Estate Tax Reporting and Payment of Service Agreement with Bankers Mutual.

17.  Real Estate Tax Reporting and Payment of Service Agreement with Metrobank.

18. Real Estate Tax Reporting and Payment of Service Agreement with California United Bank.

19.  Real Estate Tax Reporting and Payment of Service Agreement with Hawthorne
     Savings and    Loan Association.

20. Real Estate Tax Reporting and Payment of Service Agreement with Kaweah National Bank.

21. Real Estate Tax Reporting and Payment of Service Agreement SESLOC Federal Credit Union.

22. Real Estate Tax Reporting and Payment of Service Agreement with Pacific Crest Investment and Loan.

23. Form Real Estate Tax Reporting and Payment of Service Agreement with Western Financial Savings Bank.

24. Real Estate Tax Reporting and Payment of Service Agreement with Wallace Moir Company.

25. Tax Services for Multifamily and Commercial Loans with GMAC Commercial Mortgage Corporation.

26.  Private Label Agreement with Lawyers Title Insurance Company.

27.  Letter from the Department of Veterans Affairs dated May 14, 1996.

28.  Electronic Product Annual Lease Agreement with TRW-REDI.

29. Standard Office Lease - Net between Glen Gary Partners, as Lessor, and CRM, Inc., as Lessee, for the property located at 468 Rosemead Blvd., Pasadena, CA.

30. Standard Office Lease - Gross, between CRM, Inc. and Edwards, Eichel and Beranek.

31.  Indemnification Agreement, between CRM, Inc. And William H. Little.

32.  Indemnification Agreement between DRM, Inc. And Norman M. Coulson.

33.  Commission Agreement with Ross Diversified.

34.  Commission Agreement with William H. Little.

35.  Automobile Payment Agreement for Bill McCreary Vehicle Lease Agreement.

36.  Automobile Payment Agreement for Christopher McCreary Vehicle Lease
     Agreement.

37.  Automobile Payment Agreement for Dean McCreary Vehicle Lease Agreement.

38.  Automobile Payment Agreement for Alan Martin Vehicle Lease Agreement.


Defaults

CRM, Inc. has not provided financial statements to Lawyers Title Insurance Company as provided in Section 9 of the Private Label Agreement. CRM, Inc. has not received any notice of default from Lawyers Title Insurance Company.

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


                                 SCHEDULE 5(f)


FNTS Contracts

Office Lease for 1698 Greenbriar Lane, Brea California

Tax Service Agreement between World Tax Services, Inc. and Coast Federal Bank
FSB

Tax Service Agreement between World Tax Services, Inc. and Eldorado Bank

Tax Service Agreement between World Tax Services, Inc. and First Republic Thrift & Loan

Tax Service Agreement between World Tax Services, Inc. and Long Beach Bank

Tax Service Agreement between World Tax Services, Inc. and National Pacific Mortgage

Tax Service Agreement between World Tax Services, Inc. and Stockton Savings
Bank

Tax Service Agreement between Fidelity National Tax Service and California State Bank

Tax Service Agreement between Fidelity National Tax Service and Glendale Federal Bank

Tax Service Agreement between Fidelity National Tax Service and Mountain States Mortgage Center

Property Tax Service Agreement between Fidelity National Tax Service and Wells Fargo Bank, National Association

Oral Tax Service Agreement between Fidelity National Tax Service and First Mortgage Corporation

Other oral agreements to render tax services which have less than one hundred
(100) orders per month